UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INNOSPEC INC.

(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INNOSPEC INC.

8310 SOUTH VALLEY HIGHWAY, SUITE 350

ENGLEWOOD, CO 80112

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020 AT 10:00 A.M. EASTERN TIME

The following Notice of Change of Location and Format relates to the Proxy Statement dated March 20, 2020, of Innospec Inc. in connection with the solicitation of proxies by the company’s Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, May 6, 2020 at 10:00 am Eastern Time, as previously announced in the company’s press release dated March 26, 2020 and made available as definitive additional proxy solicitation materials. This supplement is also being submitted to the Securities and Exchange Commission and is being made available to shareholders of Innospec on or about April 9, 2020.

NOTICE OF CHANGE OF LOCATION AND FORMAT

OF ANNUAL MEETING OF STOCKHOLDERS OF INNOSPEC INC.

TO BE HELD ON MAY 6, 2020 AT 10:00 A.M. EASTERN TIME

Englewood, CO – March 26, 2020 – Innospec Inc. (NASDAQ: IOSP) released the following Notice to Stockholders regarding the Annual Meeting of Stockholders.

Dear Fellow Stockholder:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, employees, and our community please note that the location of the Annual Meeting of Stockholders of Innospec Inc. has been changed and will be held over the internet in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

If you were a stockholder of record at the close of business on the record date of March 12, 2020, you are eligible to vote at the meeting. The virtual meeting will be hosted at https://www.meetingcenter.io/251367780. The password for the meeting is OTL2020.

To login to and attend the meeting you have two options: join as a “Shareholder” or join as a “Guest.” Joining as a “Shareholder” will enable you to vote your shares at the meeting and ask questions. To join as a “Shareholder” you will be required to have some additional information.

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If you hold your shares through a broker, bank or other intermediary, and want to join the meeting as a “Shareholder” you must register in advance by 5:00 p.m. Eastern Time on April 30, 2020. To do this, you must request a legal proxy, a legal proxy can be obtained by logging into the voting site listed on your Voter Instruction Form and clicking on “Vote in person at the meeting” or requesting one through your broker. Once received, you must send an email to legalproxy@computershare.com and include an image of a legal proxy in your name from the broker, bank or other nominee that holds your shares and your address. By completing this process, you will receive an annual meeting control number from our Virtual Meeting provider.

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If you hold shares through our transfer agent, Computershare, you do not need to preregister. The annual meeting control number will be listed in the gray bar on your proxy card or notice you previously received or in the email you received with your voting instructions.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

On behalf of the Board, thank you for your cooperation and continued support.

Sincerely,

Patrick S. Williams

President and Chief Executive Officer

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 2000 employees in 24 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil & gas exploration and production industry. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. Octane Additives produces octane improvers to enhance gasoline.

Contacts:

Brian Watt

Innospec Inc.

+44-151-355-3611

Brian.Watt@innospecinc.com

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